23.2               Consent  of  HJ  Associates  &  Consultants  LLP

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

To  the  Board  of  Directors  of
International  Sports  and  Media  Group
San  Diego,  California

We hereby consent to the inclusion by reference of our audit report dated March 25, 2004, which includes and emphasis paragraph relating to the Company's ability to continue as a going concern, of International Sports and Media Group, Inc., for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement on Form S-8.

/s/HJ Associates & Consultants, LLP

HJ  Associates  &  Consultants,  LLP
Salt  Lake  City,  Utah
March  23,  2005